UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2019

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-34400 (Commission File Number)	98-0626632 (IRS Employer Identification No.)

170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland (Address of principal executive offices, including zip code)

+(353) (0) 18707400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 11, 2019, Ingersoll-Rand plc (the “Company”) issued a press release announcing the Offer described in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference. In connection with this announcement, the Company scheduled a conference call for investors as described in the news release. A copy of the presentation for the conference call is furnished as Exhibit 99.2 to this report and incorporated herein by reference.

The information contained herein, including the attached press release and investor presentation, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On February 6, 2019, the Company entered into a final, binding and irrevocable offer letter (the “Offer Letter”) with Silver II GP Holdings S.C.A., an affiliate of BC Partners Advisors L.P. and The Carlyle Group (“Seller”) pursuant to which the Company made a binding offer (the “Offer”) to acquire the Seller’s precision flow systems management business (the “Business”) including the Milton Roy, LMI, Dosatron, Haskel and other brands for approximately $1.45 billion (the “Acquisition”).

In connection with the Offer, the Seller has agreed to initiate as promptly as practicable the employee information and consultation process with its relevant works councils (the “Consultation Process”) and to provide certain notifications to impacted employees (the “Employee Information Process”), in each case, in accordance with French law. The Seller may accept the Offer by executing and delivering to the Company a countersignature to the proposed securities purchase agreement (the “securities purchase agreement”) after the Consultation Process and the Employee Information Process have concluded.

The Offer is valid until 11:59 P.M., Eastern time, on the earlier of (i) August 5, 2019 and (ii) the second business day following the completion of both the Consultation Process and Employee Information Process.

The Offer was made on the terms and subject to the conditions of the proposed securities purchase agreement, which was attached to the Offer Letter and executed by the Company in connection with making the Offer. If the Offer is accepted, the completion of the Acquisition would be subject to customary closing conditions and would be expected to close mid-year 2019 subject to regulatory approvals.

Under the terms of the proposed securities purchase agreement, the Seller would sell to the Company the Business for $1.45 billion in cash, subject to working capital and certain other adjustments. The proposed securities purchase agreement would contain various customary representations, warranties and covenants.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking statements,” which are statements that are not historical facts, including without limitation statements about the proposed transaction and the anticipated timing thereof; the expected benefits of the proposed transaction, the impact of the transaction on our financial positions, results of operations, cash flows, financing plans, business strategy, operating plans, capital and other expenditures and competitive positions. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, our ability to timely obtain, if ever, necessary regulatory approvals of the proposed transaction; adverse effects on the market price of our ordinary shares and on our operating results because of our inability to timely complete, if ever, the proposed transaction; our ability to fully realize the expected benefits of the proposed transaction; negative effects of announcement or consummation of the proposed transaction on the market price of the company’s ordinary shares; significant transaction costs and/or unknown liabilities; general economic and business conditions that may impact the companies in connection with the proposed transaction; unanticipated expenses such as litigation or legal settlement expenses; changes in capital market conditions; the impact of the proposed transaction on the company’s employees, customers and suppliers; and the ability of the companies to successfully integrate operations after the transaction. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2017, as well as our subsequent reports on Form 10-Q and other SEC filings. We assume no obligation to update these forward-looking statements.

Item 9.01    Financial Statements and Exhibits.

Exhibit            Description
99.1              News Release of Ingersoll-Rand plc, dated February 11, 2019
99.2            Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Registrant)

Date: February 11, 2019    /s/ Evan M. Turtz
Evan M. Turtz
Secretary

EXHIBIT INDEX

Exhibit            Description
99.1              News Release of Ingersoll-Rand plc, dated February 11, 2019
99.2            Investor Presentation